EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 31, 2022, with respect to our audits of the consolidated financial statements of AmpliTech Group, Inc. as of and for the years ended December 31, 2021 and 2020. We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

April 21, 2022